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                                                                   EXHIBIT 21.01


                           REGISTRANT'S SUBSIDIARIES



The Hillhaven Corporation, a Nevada corporation

         First Healthcare Corporation, a Delaware corporation

                 Hillhaven of Central Florida, Inc., a Delaware corporation

                 Northwest Health Care, Inc., an Idaho corporation

                 Pasatiempo Development Corp., a California corporation

                 Professional Medical Enterprises, Inc., a Massachusetts corporation

                 Hillhaven Home Care, Inc., a Delaware corporation

                 CIC Risk Management Corporation, a Delaware corporation

                 Hillhaven Health Services Malaysia, Inc., a Delaware corporation

                 Hillhaven Properties, Ltd., an Oregon corporation

                          Brim-Olive Grove, Inc., an Oregon corporation

                          Fairview Living Centers, Inc., an Oregon corporation

                          Twenty-Nine Hundred Corporation, a Florida corporation

                 Ledgewood Health Care Corporation, a Massachusetts corporation*

         Cornerstone Insurance Company, a Cayman Islands corporation

         Brim of Massachusetts, Inc., a Massachusetts corporation
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         Hillhaven Funding Corporation, a Nevada corporation

         Medisave Pharmacies, Inc., a Delaware corporation

                 Medisave of Florida, Inc., a Delaware corporation

                 Medisave of Tennessee, Inc., a Delaware corporation

                 American X-Rays, Inc., a Louisiana corporation*

                 First Rehab, Inc., a Delaware corporation

                 Convalescent Pharmaceutical Services,
                  Inc., a California corporation

                 Advanced Infusion Systems, Inc., a California corporation

         Hillhaven PIP Funding I, Inc., a Delaware corporation

         NCI Corp. of Delaware, a Delaware corporation

         Nationwide Care, Inc., an Indiana corporation

                 Nationwide Funding Corporation, a Delaware corporation

         Phillippe Enterprises, Inc., a Delaware corporation

         Meadowvale Skilled Care Center, Inc., a Delaware corporation


Hillhaven Community Health Partnership, a Florida General Partnership*

Windsor Woods Nursing Home Partnership, a Washington General Partnership

St. George Nursing Home Limited Partnership, an Oregon Limited Partnership

Bartlesville Nursing Home Partnership, an Oregon General Partnership*

Carrollwood Care Center, a Tennessee General Partnership
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Foothill Nursing Company Partnership, a California General Partnership*

San Marcos Nursing Home Partnership, a California General Partnership*

Fox Hill Village Partnership, a Massachusetts General Partnership*

Starr Farm Partnership, a Vermont General Partnership*

New Pond Village Associates, a Massachusetts General Partnership,

Tucson Retirement Center Limited, an Oregon Limited Partnership

San Marcos Retirement Village, a California General Partner

Castle Gardens Retirement Center Limited Partnership, an Oregon
Limited Partnership

Lantana Partners, Ltd., a Florida Limited Partnership, Hillhaven Properties,
Ltd

Woodhaven Partners, Ltd., a Florida Limited Partnership*

Hillcrest Retirement Center, Ltd., an Oregon Limited Partnership

Topeka Retirement Center, Ltd., a Kansas Limited Partnership

Sandy Retirement Center Limited Partnership, an Oregon Limited Partnership

Hillhaven-MSC Partnership, a California General Partnership*

Stockton Health Care Center Limited Partnership, an Oregon Limited Partnership

Twenty-Nine Hundred Associates, Ltd., a Florida Limited Partnership

MediLife Pharmacy Network Partnership, a Tennessee General Partnership*

Hillhaven/Indiana Partnership, a Washington General Partnership
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Hillhaven/Westfield Partnership, a Washington General Partnership

Pharmaceutical Infusion Therapy, a California General Partnership**

CPS-Sacramento, a California General Partnership***

Hillhaven-Columbia Investments, L.L.C., a Delaware Limited Liability Company*

VNA/CPS Pharmaceutical Services, a California General Partnership****

   * Only fifty percent (50%) is owned by one of the Registrant's subsidiaries

  ** Only fifty-one percent (51%) is owned by one of the Registrant's subsidiaries

 *** Only sixty percent (60%) is owned by one of the Registrant's subsidiaries

**** Only forty-seven percent (47%) is owned by one of the Registrant's subsidiaries